UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2013

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 14, 2013, JPMorgan Chase & Co. (“JPMC”) entered into a Consent Order with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and JPMorgan Chase Bank, N.A, JPMorgan Bank and Trust Company, N.A. and Chase Bank USA, N.A. entered into a Consent Order with the Office of the Comptroller of the Currency (the “OCC”), relating principally to the Firm's and such Banks' BSA/AML policies, procedures and controls.

Also on January 14, 2013, JPMC entered into a Consent Order with the Federal Reserve Board and JPMorgan Chase Bank, N.A. entered into a Consent Order with the OCC arising out of the Federal Reserve Board's and the OCC's reviews of the Firm's Chief Investment Office (the “CIO”), including the synthetic credit portfolio previously held by the CIO. The Consent Orders relate principally to CIO risk management and other control functions. The Firm continues to respond to litigation, as well as investigations, relating to the losses in the synthetic credit portfolio that had been managed by the CIO. The Firm is cooperating with these investigations.

A number of the enhancements and other actions required by the several Consent Orders have already been, or are currently in the process of being, implemented by the Firm. The Firm is committed to the full remediation of all the issues identified in the Consent Orders. The Consent Orders are available on the Federal Reserve Board's website at www.federalreserve.gov, and on the OCC's website at www. occ.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Anthony J. Horan
Anthony J. Horan
Corporate Secretary

Dated:	January 15, 2013

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